UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 02, 2021
Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200	North Bethesda,	Maryland	20852
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	FRT	New York Stock Exchange
$.01 par value per share, with associated Common Share Purchase Rights

Depositary Shares, each representing 1/1000 of a share	FRT-C	New York Stock Exchange
of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On December 2, 2021, Federal Realty Investment Trust, a Maryland real estate investment trust (“FRT”) announced that it intends to implement a corporate reorganization into a new holding company structure commonly referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. As a result of such reorganization, FRT Holdco REIT (“New FRT”), a Maryland real estate investment trust that currently is a wholly owned subsidiary of FRT, will become the publicly traded holding company of FRT and its subsidiaries. Following the Merger (as defined below), New FRT will change its name to Federal Realty Investment Trust and is expected to qualify as a REIT for federal income tax purposes, and FRT will convert to a Delaware limited partnership (the “Partnership Conversion”) to be named Federal Realty OP LP (“FRT OP”). As used herein, the term “Reorganization” includes the Merger and the Partnership Conversion.

Merger

The Reorganization will be effectuated pursuant to a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated December 2, 2021, among FRT, New FRT and FRT Merger Sub REIT, a Maryland real estate investment trust (“Merger Sub”) and a direct wholly owned subsidiary of New FRT. Pursuant to the Merger Agreement, and in accordance with Section 3-106.2 of the Maryland General Corporation Law and Section 501.1(c)(6) of the Maryland REIT Law, Merger Sub will merge with and into FRT, with FRT being the surviving entity (the “Merger”). In accordance with the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (a) the separate existence of Merger Sub will cease; (b) each outstanding common share of beneficial interest, par value $.01 per share, of FRT (“FRT Common Shares”), will be converted on a share for share basis into a common share of beneficial interest, par value $.01 per share, of New FRT (“New FRT Common Shares”); (c) each outstanding Series C preferred share of beneficial interest, par value $.01 per share, of FRT (“FRT Series C Preferred Shares”), will be converted on a share for share basis into a Series C preferred share of beneficial interest, par value $.01 per share, of New FRT (“New FRT Series C Preferred Shares”); and (d) each outstanding Series 1 preferred share of beneficial interest, par value $.01 per share, of FRT (“FRT Series 1 Preferred Shares”), will be converted on a share for share basis into a Series 1 preferred share of beneficial interest, par value $.01 per share, of New FRT (“New FRT Series 1 Preferred Shares”). As a result, at the Effective Time, each shareholder of FRT will own common and preferred shares of New FRT in the same amounts and percentages as such shareholder owned in FRT immediately before the effective time of the Merger. Each New FRT Common Share, New FRT Series C Preferred Share and New FRT Series 1 Preferred Share will have the same designations, rights, powers and preferences, and the same qualifications, limitations, restrictions and other terms as the corresponding FRT Common Shares, FRT Series C Preferred Shares and FRT Series 1 Preferred Shares, respectively, immediately prior to the Merger.

The conversion of FRT Common Shares, FRT Series C Preferred Shares and FRT Series 1 Preferred Shares into New FRT Common Shares, New FRT Series C Preferred Shares and New FRT Series 1 Preferred Shares, respectively, in connection with the Merger will occur without an exchange of share certificates. Accordingly, any certificates representing outstanding FRT Common Shares, FRT Series C Preferred Shares or FRT Series 1 Preferred Shares will be deemed to represent the same number and type of shares of New FRT. The New FRT Common Shares are expected to be listed on the New York Stock Exchange (the “NYSE”) under the symbol “FRT,” which is the same symbol currently used for the FRT Common Shares. Depositary shares representing interests in the New FRT Series C Preferred Shares (the “New FRT Series C Depositary Shares”) are expected to be listed on the NYSE under the symbol FRT-C, which is the same symbol currently used for the depositary shares representing interests in the FRT Series C Preferred Shares (the “FRT Series Depositary Shares”).

The Reorganization, including the Merger, was unanimously approved by FRT’s board of trustees at a meeting held on December 2, 2021. Shareholder approval of the Merger will not be required under the Maryland General Corporation Law and Maryland REIT Law, and the Merger will not give rise to statutory dissenters’ rights. The Merger is expected to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and FRT shareholders are not expected to recognize gain or loss for federal income tax purposes as a result of the Reorganization.

Partnership Conversion

After completion of the Merger, FRT will effect the Partnership Conversion by converting to a Delaware limited partnership and changing its name to Federal Realty OP LP. Federal Realty GP LLC, a Delaware limited liability company (the “GP”), will be the sole general partner of FRT OP. New FRT will own 100% of the limited liability company interests of, will be the sole member of, and will exercise exclusive control over the GP. Following the Partnership Conversion, New FRT will initially be the sole limited partner of FRT OP, and the business of the company will be conducted exclusively through FRT OP. In the future, FRT OP may, from time to time, issue limited partnership interests to sellers of properties in exchange for a tax-deferred contribution of those properties. Such limited partnership interests will generally entitle their holders to receive the same distributions as our common shares, and the holders of such interests will generally have the right to exchange the interests for cash or common shares, at our option.

The business, management and trustees of New FRT, and the rights and limitations of the holders of New FRT’s shares of beneficial interest, immediately following the Merger will be identical to the business, management and trustees of FRT, and the rights and limitations of holders of FRT’s shares of beneficial interest, immediately prior to the Merger. The consolidated assets and liabilities of New FRT immediately following the Reorganization will be identical to the consolidated assets and liabilities of FRT immediately prior to the Reorganization. None of the properties owned by FRT or its subsidiaries or any interests therein have been or will be transferred as part of the Reorganization. All material indebtedness of FRT immediately prior to the Merger is expected to be indebtedness of FRT OP after the Merger and Partnership Conversion. FRT OP will remain the borrower under FRT’s $1.0 billion revolving credit facility and $300 million term loan, and FRT OP will remain the obligor under all of FRT’s outstanding senior notes and debentures. New FRT is not expected to have material assets or liabilities other than through its investment in FRT OP.

Dividends

As previously disclosed on November 4, 2021, the board of trustees of FRT declared a quarterly dividend on: (a) FRT Common Shares of $1.07 per common share (the “Common Dividend”) payable on January 18, 2022 (the “Dividend Payment Date”) to shareholders of record on January 3, 2022 (the “Dividend Record Date”); and (b) FRT Series C Depositary Shares of $0.3125 per depositary share (the “Series C Dividend”) payable on the Dividend Payment Date to holders of record on the Dividend Record Date. FRT’s board of trustees also declared a quarterly dividend payment on the FRT Series 1 Preferred Shares of $0.338562 per Series 1 preferred share (the “Series 1 Dividend”) payable on the Dividend Payment Date to shareholders of record on the Dividend Record Date. New FRT will pay the Common Dividend on the Dividend Payment Date to common shareholders of New FRT who are shareholders of record of New FRT Common Shares on the Dividend Record Date. New FRT will also pay on the Dividend Payment Date the Series C Dividend and the Series 1 Dividend to holders of record of New FRT Series C Depositary Shares and New FRT Series 1 Preferred Shares, as applicable, on the Dividend Record Date.

Effective Times

The Merger is expected to be effective at 12:00 am, Eastern Standard Time, on January 1, 2022. The Partnership Conversion is expected to be effective at 12:00 am, Eastern Standard Time, on January 4, 2022. FRT cannot guarantee that the Reorganization, the Merger and the Partnership Conversion will be completed, or if completed, that the Merger, the related Reorganization and the Partnership Conversion will be consummated at the anticipated times.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K may be forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the intent, belief or current expectations of FRT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Certain risks and uncertainties may cause our actual results to differ materially from those presented in our forward-looking statements, such as the risk that we may not be able to complete the Reorganization or that changes in legislation or regulations may change the tax consequences of the Reorganization, as well as other risks and uncertainties identified as risk factors or otherwise included in our annual report on Form 10-K filed with the SEC on February 11, 2021. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Merger Agreement and Plan of Reorganization, dated December 2, 2021, by and among FRT, New FRT and Merger Sub

99.1	Press Release

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	December 2, 2021	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Merger Agreement and Plan of Reorganization, dated December 2, 2021, by and among FRT, New FRT and Merger Sub

99.1	Press Release

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)